Exhibit 10.5

TILE SHOP HOLDINGS, Inc.

FORM OF PERFORMANCE-BASED STOCK RESTRICTION AGREEMENT

This Agreement (the “Agreement”) is made this [_] day of [__], [202_] (the “Date of Grant”), by and between Tile Shop Holdings, Inc. (the “Company”), a Delaware corporation with its principal place of business at 14000 Carlson Parkway, Plymouth, MN 55441 and [_____________], an individual having an address at [__] (the “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s 2021 Omnibus Equity Compensation Plan (the “Plan”). To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.

WHEREAS, the Stockholder is, on the date hereof, an Employee of the Company or a Subsidiary; and

WHEREAS, pursuant to the Plan, the Company wishes to grant a restricted stock award to the Stockholder for [____] shares (the “Performance Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder agree as follows:

1. Performance Shares to be Subject to Restriction. The Stockholder agrees that the Performance Shares shall be subject to the risks of forfeiture set forth in Section 2 of this Agreement, to the restrictions on transfer set forth in Section 4 of this Agreement, and to any additional provisions of the Plan applicable to such Performance Shares during the period that such risks of forfeiture and restrictions on transfer are applicable (the “Restriction Period”).

2. Vesting.

a. The Performance Shares shall be forfeitable until the risks of forfeiture lapse according to the following schedule and the satisfaction of the other conditions set forth in this Section 2(a) (subject to such rounding conventions as may be employed by the Company from time to time):

i. [30]% of the Performance Shares shall vest on the day that the Company files with the Securities and Exchange Commission, or otherwise publishes with the OTC Markets or any applicable stock exchange, its annual report for the year ended December 31, [202_];

ii. [30]% of the Performance Shares shall vesting on the day that the Company files with the Securities and Exchange Commission, or otherwise publishes with the OTC Markets or any applicable stock exchange, its annual report for the year ended December 31, [202_]; and

iii. [40]% of the Performance Shares shall vest on the day that the Company files with the Securities and Exchange Commission, or otherwise publishes with the OTC Markets or any applicable stock exchange, its annual report for the year ended December 31, [202_];

provided, in each case, that (x) the Stockholder remains in continuous employment with the Company or a Subsidiary through December 31 of the year preceding the applicable vesting date, and (y) for the applicable year, the Company achieves [_]%, [_]%, and [_]% of the profit metric, defined as net income calculated in accordance with accounting principles generally accepted in the United States, as adjusted for interest expense, income taxes, depreciation and amortization and stock-based compensation expense (Adjusted EBITDA) divided by sales (as such results are reported in the Company’s annual report for the applicable year), for the years ended December 31, [202_], [202_], and [202_], respectively.

b. Any Performance Shares as to which the risks of forfeiture have not lapsed shall be forfeited immediately if (i) the Stockholder ceases to be continuously employed by the Company or a Subsidiary for any reason or no reason, with or without cause; or (ii) the Company fails to achieve the applicable percentage of the profit metric for the applicable year.

c. Notwithstanding the foregoing provisions of this Section 2, in the event of a Change of Control during the Restriction Period, the vesting schedule set forth in this Section 2 may be accelerated in whole or in part at the sole discretion of the Committee.

3. Stockholder Rights. The Stockholder shall have all rights as a stockholder with respect to the Performance Shares subject to forfeiture, including the right to vote, except that, while any portion of the Performance Shares remains unvested, [on each date (if any) that cash dividends are paid to holders of Common Stock, the Company will credit the Stockholder with a whole number of additional Performance Shares equal to the quotient of (a) the number of unvested Performance Shares held by the Stockholder as of the date of record for such cash dividend multiplied by the per share cash dividend amount, divided by (b) the 30-trading day average of the closing price per share of Common Stock preceding the cash dividend payment date (rounded down to the nearest whole share). Any such additional Performance Shares will be subject to the same vesting conditions and transfer restrictions as the underlying Performance Shares.] [any dividends paid with respect to the unvested Performance Shares shall be automatically deferred and accumulated by the Company in a notional bookkeeping account, and shall be paid to the Stockholder in cash (without interest) only at such time(s) as the underlying Performance Shares become vested in accordance with this Agreement, with the Stockholder’s right to payment of any such dividends being subject to the same risk of forfeiture, restrictions on transferability, and other terms of this Agreement as are the Performance Shares with respect to which the dividends otherwise were payable.] Further, any Shares received by the Stockholder in connection with any stock dividends or distributions payable with respect to unvested Performance Shares shall be subject to the same vesting conditions and transfer restrictions as the underlying Performance Shares and shall be subject to such adjustments as contemplated by Section 7 of this Agreement.

4. Restrictions on Transfer. The Stockholder shall not, until the risks of forfeiture lapse, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, any of the Performance Shares, or any interest therein, unless and until such are no longer subject to a risk of forfeiture.

5. Effect of Prohibited Transfer. The Company will not be required (a) to transfer on its books any Performance Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Performance Shares, or to pay dividends to, any transferee to whom any such Performance Shares have been so sold or transferred.

6. Restrictive Legend. Any certificates or book entries representing Performance Shares subject to this Agreement shall bear a legend in substantially the following form, in addition to any other legends that may be required under applicable federal or state securities laws:

“The shares represented by this certificate are subject to a risk of forfeiture and restrictions on transfer set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate, a copy of which is available for inspection at the offices of the Secretary of the corporation.”

7. Adjustments for Stock Splits, Stock Dividends, etc. The number and kind of shares of Common Stock granted to the Stockholder pursuant to this Agreement shall be subject to adjustment as provided in Section 16 of the Plan.

8. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.

9. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, subject to the restrictions on transfer set forth in Section 4 herein.

10. No Rights to Employment. Nothing contained in this Agreement is to be construed as giving the Stockholder any right to be retained, in any position, as an Employee or other service provider of the Company or a Subsidiary.

11. Notice. All notices required or permitted hereunder must be in writing and are deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party to this Agreement at the address shown above, or at such other address as one party will designate to the other in accordance with this Section 11.

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

15. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

TILE SHOP HOLDINGS, INC.

By:
Name: Cabell H. Lolmaugh
Title: Chief Executive Officer

STOCKHOLDER

[___________________]